                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X}

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X] Preliminary Proxy Statement         [_] Confidential, for Use of the
                                            Commission Only (as permitted by
                                            Rule 14a-6(a) (2))
[_] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                      Shared Medical Systems Corporation
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


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    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Notes:

                      SHARED MEDICAL SYSTEMS CORPORATION

                           51 Valley Stream Parkway

                          Malvern, Pennsylvania 19355

                               ----------------


                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                  TO BE HELD

                                  May 9, 1997

                               ----------------


           The Annual Meeting of Stockholders of Shared Medical Systems Corporation will be held at The Union League of Philadelphia, 140 South Broad Street, Philadelphia, Pennsylvania, on Friday, May 9, 1997, at 11:30 a.m. for the following purposes:

           1)  To elect seven directors for one-year terms;

           2) To approve the Amendment to the Certificate of Incorporation to increase the number of authorized shares of Common Stock, par value $.01 per share, from 60,000,000 to 120,000,000;

           3) To transact such other business as may properly come before the meeting or any adjournments thereof.

           The Board of Directors has fixed the close of business on March 14, 1997, as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting or any adjournments thereof.

           All stockholders are cordially invited to attend the meeting in person, but whether or not you plan to attend, please sign, date and mail the enclosed proxy in the enclosed envelope, which requires no postage if mailed in the United States.

                                                             James C. Kelly

                                                             Secretary


April 4, 1997

                      SHARED MEDICAL SYSTEMS CORPORATION

                           51 Valley Stream Parkway

                          Malvern, Pennsylvania 19355

                              ------------------


                                PROXY STATEMENT

           The enclosed proxy is solicited by the Board of Directors of Shared Medical Systems Corporation. Any stockholder giving a proxy has the power to revoke it at any time prior to its use by giving notice to the Secretary.

           On March 14, 1997, the record date for stockholders entitled to notice of and to vote at the Annual Meeting, there were 24,863,992 shares of Common Stock outstanding (not including 4,058,672 shares held in the Company's treasury). Each share of the Company's Common Stock, except for the shares held in the Company's treasury, is entitled to one vote.

           This Proxy Statement and the accompanying proxy are being mailed to stockholders on or about April 4, 1997.

                                 ANNUAL REPORT

           A copy of the Shared Medical Systems Corporation Annual Report, including financial statements for the year ended December 31, 1996, on which no action will be asked by the Board of Directors, is enclosed herewith. It is not to be regarded as proxy solicitation material.

                              SECURITY OWNERSHIP

Principal Stockholders

           The following table sets forth, as of December 31, 1996, information regarding the voting securities of the Company owned "beneficially," within the meaning of the rules of the Securities and Exchange Commission, by persons known by the Company to own beneficially more than 5% of the indicated class:


                               Name and Address                        Amount and Nature
Title of Class                 of Beneficial Owner                  of Beneficial Ownership        Percent of Class
--------------                 -------------------                  ------------------------       ----------------
Common Stock                   The Capital Group Companies, Inc.         2,220,000(1)                    9.3%
                               333 South Hope Street
                               Los Angeles, CA  90071

Common Stock                   Putnam Investments, Inc.                  1,690,399(2)                    7.2%
                               One Post Office Square
                               Boston, Mass.  02109

Common Stock                   William Blair & Company, L.L.C.           1,869,208(3)                    7.9%
                               222 West Adams Street
                               Chicago, IL  60606

----------------------
(1) As reflected in the Schedule 13G dated February 12, 1997, and filed with the Securities and Exchange Commission jointly by The Capital Group Companies, Inc. ("Capital Group") and Capital Research and Management Company ("Capital Research"). According to the Schedule 13G, Capital Group and Capital Research, a registered investment adviser and wholly-owned subsidiary of Capital Group, have dispositive power but no voting power over the shares indicated.

(2) As reflected in the Schedule 13G Amendment No.1 dated January 27, 1997, and filed with the Securities and Exchange Commission jointly by Putnam Investments, Inc. ("PI"), Putnam Investment Management, Inc. ("PIM") and The Putnam Investment Advisory Company, Inc. ("PAC"). According to the Schedule 13G, PI has shared dispositive power over all 1,690,399 shares and shared voting power over 49,032 of such shares; PIM, a registered investment adviser and wholly-owned subsidiary of PI, has shared dispositive power over 1,597,467 of such shares; and PAC, a registered investment adviser and wholly-owned subsidiary of PI, has shared dispositive power over 92,932 of such shares and shared voting power over 49,032 of such shares.

(3) As reflected in the Schedule 13G dated February 14, 1997, and filed with the Securities and Exchange Commission by William Blair & Company, L.L.C. ("William Blair"), a registered investment adviser. According to the Schedule 13G, William Blair has sole voting power over 510,830 shares and sole dispositive power over all of the shares indicated.

Directors and Management

           The following table sets forth, as of December 31, 1996, the name, age, position(s) with the Company, principal occupation(s) for the past five years, other directorships, and beneficial Common Stock ownership of the directors of the Company; the name, age, position held and beneficial Common Stock ownership of each of the Company's executive officers named in this Proxy Statement; and the beneficial Common Stock ownership of all of the Company's executive officers and directors as a group:



                                                                  Director               Common Stock             Percent of
             Name of Beneficial Owner                               Since            Beneficially Owned(1)           Class
             ------------------------                             --------           ---------------------         ---------
Directors
---------
R. James Macaleer, 62                                               1969                       983,309 (2)            4.2%
   Chairman of the Board of the Company;
   Chairman of the Board and Chief Executive
   Officer (1969-1995).

Raymond K. Denworth, Jr., 64                                        1976                        42,000 (3)              *
   Attorney, Partner, Drinker Biddle & Reath,
   counsel to the Company.

Frederick W. DeTurk, 68                                             1981                        13,300 (4)              *
   President, DeTurk Enterprises, Inc., a
   management consulting firm.

Josh S. Weston, 68                                                  1987                         1,099                  *
   Chairman of the Board, Automatic Data Processing,
   Inc., an information processing services company;
   Chairman of the Board and Chief Executive Officer
   (1982-1996). Director, Olsten Corp., Public Service
   Enterprise Group, Inc., Vanstar Corporation.

Jeffrey S. Rubin, 53                                                1993                         6,000 (5)              *
   Vice Chairman, Vanstar Corporation, a
   technology services company, since 1995;
   Senior Vice President, GTE Corporation, a
   telecommunications company (1994-1995);
   Executive Vice President and Chief Financial
   Officer, NYNEX Corporation, a regional
   telecommunications company, (1993-1994);
   Senior Vice President and Chief Financial
   Officer (1992-1993); Vice President-Finance
   (1990-1992).  Director, Vanstar Corporation.

Marvin S. Cadwell, 53                                               1995                        71,424 (6)              *
   President and Chief Executive Officer
   of the Company since 1995; Executive Vice
   President (1993-1995); Senior Vice President
   (1992-1993); Vice President (1986-1992).

Gail R. Wilensky, Ph.D. 53                                          1996                            --                  *
   Senior Fellow, Project Hope, an international
   health foundation, since 1993; Deputy Assistant to the
   President For Policy Development - Health and Welfare
   (1992-1993); Administrator, Health Care Financing
   Administration, U.S. Department of Health and Human
   Services (1992). Director, Advanced Tissue Sciences,
   Inc., Capstone Pharmacy Services, Inc., Coram
   Healthcare Corporation, Neopath, Inc., Quest
   Diagnostics Incorporated, St. Jude Medical, Inc.,
   Syncor International Corporation, United Healthcare
   Corporation.

Non-Director Executive Officers
-------------------------------
Francis W. Lavelle, 47                                                                          32,068 (7)              *
   Senior Vice President

Matthew B. Townley, 40                                                                           1,581 (8)              *
   Senior Vice President

Terrence W. Kyle, 46                                                                            17,582 (9)              *
   Senior Vice President, Treasurer and
   Assistant Secretary

All executive officers and directors as a group (18 persons)                                 1,290,605 (10)            5.5%

--------------
*Less than 1%

(1) Except as otherwise noted, the beneficial ownership reflected in this table is based on present, direct and sole voting and investment power with respect to the shares. Beneficial ownership of shares held in the Company's Retirement Savings Plan is based on investment power. Beneficial ownership of shares of restricted stock, which are subject to vesting, is based on voting power.

(2) Does not include shares owned beneficially by Mr. Macaleer's wife, as to which he disclaims beneficial ownership; includes 30,378 shares owned jointly by Mr. Macaleer and his wife; includes 14,469 shares held in the Company's Retirement Savings Plan.

(3) Includes 10,000 shares which Mr. Denworth had the right to acquire within 60 days after December, 31, 1996, upon exercise of stock options; does not include shares owned beneficially by Mr. Denworth's son, as to which he disclaims beneficial ownership.

(4) Includes 10,000 shares which Mr. DeTurk had the right to acquire within 60 days after December 31, 1996, upon exercise of stock options.

(5) Consists of 6,000 shares which Mr. Rubin had the right to acquire within 60 days after December 31, 1996, upon exercise of stock options.

(6) Includes 69,500 shares which Mr. Cadwell had the right to acquire within 60 days after December 31, 1996, upon exercise of stock options; includes 162 shares owned jointly by Mr. Cadwell and his wife; includes 1,050 shares of restricted stock; does not include 16,576 shares held in a rabbi trust pursuant to the deferred compensation arrangement for Mr. Cadwell described on page 11 below.

(7) Includes 30,103 shares which Mr. Lavelle had the right to acquire within 60 days after December 31, 1996, upon exercise of stock options; includes 139 shares of restricted stock; includes 1,180 shares held in the Company's Retirement and Savings Plan.

(8) Includes 476 shares held by Mr. Townley in the Company's Retirement Savings Plan.

(9) Includes 11,248 shares which Mr. Kyle had the right to acquire within 60 days after December 31, 1996, upon exercise of stock options; includes 6,158 shares held in the Company's Retirement Savings Plan.

(10) Includes 215,841 shares which certain executive officers and directors had the right to acquire within 60 days after December 31, 1996, upon exercise of stock options, 48,724 shares as to which beneficial ownership is based on shared voting and investment power, 5,424 shares of restricted stock, and 24,496 shares held in the Company's Retirement Savings Plan.

                             ELECTION OF DIRECTORS

     The Board of Directors has determined that the number of directors to be elected at the Annual Meeting to be held on May 9, 1997 shall be seven. The Board has nominated Messrs. Macaleer, Denworth, DeTurk, Weston, Rubin and Cadwell and Dr. Wilensky for election as directors of the Company at the 1997 Annual Meeting. It is the intention of the persons named in the proxy to vote for the nominees listed above unless otherwise directed. Each of the nominees is presently serving as a director for a term which will expire on the date of the 1997 Annual Meeting provided his or her successor is then elected. All of the nominees, except for Dr. Wilensky, were elected by the stockholders at the Annual Meeting held in 1996. Dr. Wilensky was appointed to the Board on August 12, 1996. If, prior to the election, any of the nominees should become unable to serve for any reason, the persons named as proxies will have full discretion to vote for such other persons as may be nominated by the Board. The Board of Directors has no reason to believe that any nominee will be unable to serve.

Necessary Votes

     In the election of directors, assuming a quorum is present, the seven nominees receiving the highest number of votes cast at the meeting will be elected directors. Shares represented by proxies which are marked to withhold authority to vote in the election of directors and shares subject to a specific direction not to cast a vote, such as a broker non-vote (a "Specified Non-Vote"), will not be included in the vote totals.

Meetings and Committees of Board

     The Board of Directors held six meetings during 1996.

     The Board of Directors has established an Audit Committee, a Management and Compensation Committee and a Stock Option Committee, but has not established a nominating committee.

     The Audit Committee is currently composed of Messrs. DeTurk (Chairman) and Rubin and Dr. Wilensky. This Committee makes recommendations to the Board of Directors concerning the engagement, retention or discharge of independent public accountants, reviews with the Company's independent public accountants the plans for and results of their auditing engagement, reviews their independence, considers the range of fees for audit and non-audit functions, reviews the scope and results of the Company's internal auditing procedures, reviews the adequacy of the Company's system of internal accounting controls, directs and supervises any investigations into matters within the scope of the foregoing duties, and performs such other related functions as the Board of Directors may from time to time delegate to the Audit Committee. During 1996, the Audit Committee held three meetings.

     The Management and Compensation Committee is currently composed of Messrs. Denworth (Chairman), DeTurk, and Weston. This Committee makes recommendations to the Board of Directors concerning remuneration arrangements for certain executive officers. During 1996, the Management and Compensation Committee held three meetings.

     The Stock Option Committee is currently composed of Messrs. Weston (Chairman) and DeTurk. This Committee grants stock options and awards restricted stock to Company employees and directors under the terms of the Company's stock option and restricted stock plans. During 1996, the Stock Option Committee held three meetings.

Compensation of Directors

     Currently, each director who is not otherwise employed by the Company is paid a monthly retainer of $1,500, an additional fee of $1,000 for attendance at each meeting of the Board of Directors, an additional fee of $1,000 for attendance at any separately-scheduled meeting of any committee thereof, and an additional fee of $500 for committee meetings scheduled in conjunction with Board meetings. The Chairman of the Audit Committee and the Chairman of the Management and Compensation Committee are each paid an annual fee of $2,500.

     In August 1996 the Board of Directors revised the compensation for the Company's directors, with the changes to take effect May 1, 1997. Effective May 1, 1997, the monthly retainers and the Committee Chairman fees will be replaced by the equity-based compensation described below, and the fee for non-employee director attendance at a meeting of the Board of Directors will be increased to $2,000. The additional fees of $1,000 for attendance at any separately-scheduled meeting of any committee of the Board, and $500 for committee meetings scheduled in conjunction with Board meetings will continue. Directors will also continue to be reimbursed for any expenses attendant to membership on the Board.

     Effective August 15, 1996, the Board of Directors terminated the 1991 Non-Qualified Stock Option Plan for Non-Employee Directors, and amended the 1994 Non-Qualified Stock Option and Restricted Stock Plan to allow for non-employee director participation. Thus, non-employee directors are currently eligible to receive stock option grants and restricted stock awards under the 1994 plan. In addition, any director who became a member of the Board after January 1, 1980, and who is not or has never been an employee of the Company or its subsidiaries is eligible to receive stock options under the terms of the 1987 Non-Qualified Stock Option Plan for Non-Employee Directors. However, no options have been granted under the this plan since 1987, and the Board does not anticipate granting any further options under the 1987 plan, which expires in June 1997.

     Commencing with the 1997 Annual Meeting of Stockholders, at the time of each Annual Meeting of the Company's stockholders each non-employee director who will continue in service as a director after the meeting will be granted 400 shares of Company restricted stock, and each director who will serve as Chairman of a committee of the Board immediately following the meeting will be granted an additional 100 shares of Company restricted stock. The shares of restricted stock will vest on the later of six months after the date of grant, or January 1 of the following year. The shares of restricted stock will be forfeited if the director's service on the Board is terminated prior to vesting.

     Under the new director compensation structure non-employee directors will receive options to purchase 20,000 shares of the Company's Common Stock upon joining the Board and every five years thereafter during the term of their service. These options will vest in installments of 20% per year and unvested options shall be forfeited if Board service is terminated.

     In order to implement the new director compensation program, Messrs, Denworth, DeTurk, and Weston, who last received stock option grants in 1991, and Dr. Wilensky, who joined the Board in 1996, were each granted in 1996 options to purchase a total of 20,000 shares of the Company's Common Stock. As part of the transition to this program, Mr Rubin, who last received a stock option grant in 1993, was granted in 1996 an option to purchase 4,000 shares of the Company's Common Stock, which vests in installments of 50% per year. The exercise prices for these options are equal to the fair market value of the Company's Common Stock on the date of grant.

     The Company has instituted a program whereby donations are made to one or more charitable institutions on behalf of directors. In 1996, donations totaling $30,000 were made on behalf of Mr. Weston to charities specified by him.

                            EXECUTIVE COMPENSATION

REPORT OF MANAGEMENT AND COMPENSATION COMMITTEE AND STOCK OPTION COMMITTEE ON EXECUTIVE COMPENSATION

The Management and Compensation Committee of the Board of Directors (the "Committee") is composed of three non-employee directors. The Committee is responsible for setting the salaries of the Chief Executive Officer, Chairman (if any), Vice Chairman (if any) and President (if any) of the Company, recommending to the full Board compensation arrangements for those executive officers, and advising the Chief Executive Officer on compensation for other key executives. All recommendations relating to grants of stock options and restricted stock awards to the Company's executive officers are reviewed by, and subject to the approval of, the Stock Option Committee of the Board.

Compensation Policies

The Company's executive compensation policies are designed to provide competitive levels of compensation that relate pay to the Company's performance goals, reward above-average corporate performance, recognize individual initiative and achievement, and assist the Company in attracting and retaining qualified executives. Compensation is individually set for each executive officer from among the following primary components: salary, performance bonuses, and stock-based compensation (stock option grants and restricted stock awards). Each of these components contributes towards helping the Company meet its compensation policy objectives.

The orientation of executive compensation toward Company and organizational performance is accomplished through the use of bonus plans that include various corporate and organizational performance criteria. These plans create a direct link between an executive's compensation and the Company's achievement of its performance goals. Bonus plans are also structured with individual performance criteria in order to reward individual achievement. The Committee believes that stock-based compensation aligns executive interests with stockholder interests by tying an executive's compensation to stockholder return, gives executives a significant long-term interest in the Company's success, and helps to retain executives. Therefore, the Company has utilized stock-based compensation arrangements in the Company's compensation packages for most of its executive officers. From time to time, a portion of the performance bonuses payable to the Company's executive officers are paid in the form of restricted stock.

In addition to the primary components of compensation described above, the Company has also adopted individual life insurance and deferred compensation arrangements for certain named executive officers as described in this proxy statement. The Company also provides medical and other benefits to its executive officers under broad-based benefit plans which are generally available to the Company's other employees.

The Company's compensation policies have not changed in response to the Revenue Reconciliation Act of 1993's treatment of annual compensation exceeding $1 million paid to any individual executive officer.

Executive Officer Compensation

Salary levels for the Company's executive officers are determined based on individual performance, experience and responsibilities, comparative market data and consideration of the other primary components of compensation provided.

In establishing performance bonus plans for the Company's executive officers, including several of the named executive officers, the Company utilizes objective measurements of corporate and organizational performance, as applicable, as well as subjective considerations of individual performance. Corporate and organizational performance measurements include criteria such as target versus actual attainment of revenue, pretax income, sales to new and existing customers, accounts receivable days outstanding and capital expenditures. Considerations of individual performance include the executive officer's initiative and contribution to overall corporate performance, managerial performance and successful accomplishment of any special projects. The relative weighting of corporate and organizational performance measurements varied among the individual bonus plans for the Company's named executive officers for 1996. For certain of the named executive officers with performance bonus plans in 1996, the payment of bonuses was contingent upon the attainment of a corporate earnings target. Corporate earnings for 1996 satisfied the target in these plans. Accordingly, bonuses were then paid to these executive officers based on target versus actual annual corporate software sales.

Stock option grants and restricted stock awards are made from time to time to executive officers. In recommending and approving stock option grants and restricted stock awards for executive officers, the Committee and the Stock Option Committee consider the executive's current and anticipated contribution to the long-term performance of the Company and the executive's overall compensation package, including the executive's current options and restricted stock holdings. Stock option grants and restricted stock awards are not necessarily made to each executive officer during each year. In 1996 the Stock Option Committee approved grants of stock options to various executive officers, including three of the named executive officers as shown in the Summary Compensation Table and the Option Grants in Last Fiscal Year Table.

Chief Executive Officer Compensation

The Committee's general approach in setting the Chief Executive Officer's annual compensation is to set compensation in accordance with the policies set forth in this report. Specifically, the Committee's objective is to correlate the Chief Executive Officer's compensation with the performance of the Company, while seeking to keep his compensation competitive with that provided by comparable companies.

The Committee set Mr. Cadwell's salary for 1996 at $460,000, representing an increase of 12% from the salary set for him upon his becoming Chief Executive Officer in August 1995. This increase was based on the positive financial results achieved by the Company during 1995, as well as the Committee's consideration of comparative data and Mr. Cadwell's individual performance and responsibilities.

The Committee adopted a performance bonus plan for Mr. Cadwell for 1996 in which the amount of Mr. Cadwell's bonus was determined based on objective measures of corporate performance (consolidated earnings and software sales). The plan provided for a target bonus amount to be established based upon the relative attainment of corporate earnings per share, with no bonus payable if earnings per share fell below certain designated levels. The target bonus amount was then subject to further adjustment based upon software sales attained against target software sales. Corporate earnings per share and software sales for 1996 exceeded the targets in the plan and the maximum bonus was paid to Mr. Cadwell.

The Committee has compared the compensation provided to Mr. Cadwell with the compensation paid to the Chief Executive Officers of the other companies included in the S&P Computers (Software and Services) Index (the published industry index against which the performance of the Company's stock is measured in the graph on page 14) and two publicly-held competitors of the Company which are not included in such index. As a result of such comparison, the Committee has determined that the Company's Chief Executive Officer compensation is in line with that provided by such other companies given the relative amount of the Company's revenues and net income. Thus, when grouping the companies surveyed by the Committee (including the Company) from largest to smallest in terms of revenue, net income, and salary and bonus compensation paid to their respective Chief Executive Officers, based on the latest available fiscal year-end data, the Company was ranked in the bottom half of the companies surveyed in all three categories.

     Respectfully submitted,

     Management and Compensation Committee:    Stock Option Committee:
        Raymond K. Denworth, Jr.                  Josh S. Weston
        Frederick W. DeTurk                       Frederick W. DeTurk
        Josh S. Weston

Compensation Committee Interlocks and Insider Participation

     Mr. Macaleer, Chairman of the Board of the Company, was Chairman of the Stock Option Committee until August 15, 1996. While serving on such Committee, Mr. Macaleer was not eligible to receive grants of stock options or awards of restricted stock under the terms of the Company's stock option and restricted stock plans.

     Mr. Denworth, Chairman of the Management and Compensation Committee, was a partner in the law firm Drinker Biddle & Reath, counsel to the Company, through January 1997 and is now of counsel to that firm.

Compensation Summaries

     In order to provide the Company's stockholders with a concise and comprehensive overview of compensation awarded, earned or paid to the Company's executive officers named in this Proxy Statement, several tables and narrative descriptions have been prepared, detailing this information.

     The Summary Compensation Table, and its accompanying explanatory footnotes, includes individual annual and long-term compensation information on the named executive officers, for services rendered in all capacities during the fiscal years ended December 31, 1996, December 31, 1995, and December 31, 1994.

                                                  Summary Compensation Table
                                                                                     Long-Term
                                                Annual Compensation                  Compensation Awards
                                        ---------------------------------------      -------------------
                                                                        Other                        Securities
                                                                        Annual       Restricted      Underlying    All Other
Name and                                                                Compen-      Stock           Options       Compen-
Principal Position            Year     Salary (2)     Bonus             sation       Awards(6)       (# sh.)       sation(8)
--------------------------------------------------------------------------------------------------------------------------------
R. James Macaleer             1996     $240,820       $ 88,000          $  -         $  -                -          $198,202(9)
   Chairman of the Board      1995      491,606       $150,000             -            -                -           176,818
                              1994      509,970        120,000             -            -                -             3,073

Marvin S. Cadwell             1996     $478,543(3)    $176,000          $  -         $  -                -         $  3,679
   President and Chief        1995      400,174(3)     125,000             -           712,311(7)       50,000        3,514
   Executive Officer          1994      363,151(3)      96,000             -            -              100,000        3,240

Francis W. Lavelle            1996     $249,141       $217,980         $   -         $  -               10,000      $ 2,239
   Senior Vice President      1995      240,810        160,826             -            -               30,000        2,310
                              1994      240,803              -(4)          -            -               10,000        1,948

Matthew B. Townley (1)        1996     $240,513       $112,080          $  -         $  -                5,000      $ 2,425
   Senior Vice President      1995      194,440         98,896             -            -               30,000        1,470


Terrence W. Kyle              1996     $276,946       $ 70,560          $  -         $  -                5,000      $ 2,239
   Senior Vice President,     1995      270,696              -(5)          -            -               30,000        2,178
   Treasurer and Assistant    1994      257,075              -(5)          -            -               10,000        1,950
   Secretary

---------------------
(1) In accordance with SEC rules regarding compensation disclosure, no information is reported for those years in which an individual was not an executive officer of the Company.
(2) Includes amounts contributed by the Company towards the purchase of the Common Stock of the Company under the Employee Stock Purchase Plan.
(3) Includes imputed interest on the Company loan to Mr. Cadwell described on page 11 of $17,391 for 1996, $16,301 for 1995, $15,279 for 1994.
(4)    Mr. Lavelle was not covered under a bonus plan for 1994.
(5)    Mr. Kyle was not covered under a bonus plan for 1995 or 1994.
(6) The number and value of shares of restricted stock held on December 31, 1996, by the named executive officers was as follows: Mr. Macaleer, 0 shares ($0); Mr. Cadwell, 1,050 shares ($51,702); Mr. Lavelle, 139 shares ($6,844); Mr. Townley, 0 shares ($0); and Mr. Kyle, 0 shares ($0). Dividends on these shares are paid directly to the holders of the stock, at the same rate as dividends paid to all other stockholders. Mr. Cadwell is also the beneficiary of a rabbi trust which holds 16,576 shares of the Company's Common Stock as described on page 11. Dividends on these shares are paid to the trustee at the same rate as dividends paid to all other stockholders and held as trust assets for Mr. Cadwell's benefit. The values of such shares on December 31, 1996 was $816,638.
(7) Represents the dollar value of 2,100 shares of restricted stock awarded to Mr. Cadwell in 1995 and 16,576 shares of Common Stock issued in 1995 to a rabbi trust pursuant to the deferred compensation arrangement for Mr. Cadwell described on page 11. The 2,100 shares of restricted stock vest in 50% increments on May 11, 1996 and May 11, 1997.
(8) Amounts indicated in this column for 1996 include Company contributions to the Company's Retirement Savings Plan for the named individuals in the following amounts: Mr. Macaleer, $2,239, Mr. Cadwell, $2,239, Mr. Lavelle, $2,239, Mr. Townley, $2,475, and Mr. Kyle, $2,239; and income attributable to the provision of additional life insurance for Mr. Cadwell in the amount of $1,440. Under the terms of this insurance arrangement, Mr. Cadwell has not and will not receive or be allocated an interest in any cash surrender value under the related insurance policy.
(9) This amount includes a benefit to Mr. Macaleer of $195,963 resulting from the Split Dollar Agreement described on page 11. This benefit represents the present value, based on an actuarial computation, of interest which will not be required to be paid to the Company by Mr. Macaleer on life insurance premiums which the Company paid on his behalf for 1996 under the Split Dollar Agreement. The Split Dollar Agreement provides that the Company will be repaid for all amounts it expends for such premiums, either from the cash surrender value or the proceeds of the insurance policies.

           In 1977 the Company entered into a deferred compensation agreement with Mr. Macaleer under which the Company agreed to defer certain compensation for Mr. Macaleer, which is payable over a twenty-year period after termination of employment. In 1986, Mr. Macaleer became eligible to receive the maximum amount of deferred benefits under this agreement. The obligations of the Company relating to this agreement were fully accrued as of December 31, 1988; no additional amounts were accrued in 1996.

           In 1995 the Company entered into a Split Dollar Agreement with the trustees of an insurance trust established by Mr. Macaleer's wife. Under the Split Dollar Agreement the Company has agreed to pay a portion of the premiums for certain life insurance policies covering Mr. Macaleer owned by the insurance trust. The Agreement provides that the Company will be repaid for all amounts it expends for such premiums, either from the cash surrender value or the proceeds of the insurance policies. The benefit to Mr. Macaleer from the interest-free use of the premiums paid by the Company under the Split Dollar Agreement are reflected in the Summary Compensation Table in the column marked "All Other Compensation."

           In 1995, prior to Mr. Cadwell's appointment as Chief Executive Officer, the Company entered into a deferred compensation arrangement with him. Under the arrangement, 16,576 shares of restricted Company stock were placed into a rabbi trust to be held for Mr. Cadwell's benefit. If Mr. Cadwell remains employed by the Company until age 60, the shares and their dividend proceeds will be distributed to Mr. Cadwell over a twenty-year period after termination of employment. Generally, Mr. Cadwell will not be entitled to any benefits under this deferred compensation arrangement if his employment with the Company terminates prior to his reaching age 60. However, if such termination results from Mr. Cadwell's death or disability, or a change in control of the Company as defined in the deferred compensation agreement between the Company and Mr. Cadwell, or his discharge by the Company for any reason other than cause as defined in the deferred compensation agreement, Mr. Cadwell or his estate will be entitled to receive all or a specified portion of the shares and related assets held by the trust. The value of the shares placed in the rabbi trust for Mr. Cadwell's benefit is reflected in the Summary Compensation Table in the column marked "Restricted Stock Awards."

           The Company is party to an employment agreement with Mr. Cadwell, which is terminable at any time by either party. Pursuant to this agreement, Mr. Cadwell has been granted stock options and awarded restricted stock under the Company's plans described below. The agreement also provides for termination benefits to be paid to Mr. Cadwell if he is terminated without cause or upon a reduction, without cause, in his responsibilities, compensation and/or title. Pursuant to the terms of his employment agreement, in 1992, Mr. Cadwell received an interest-free, six-year term loan in the principal amount of $300,000. This loan is secured by a mortgage on Mr. Cadwell's principal residence. Imputed interest on the loan is reflected in the Summary Compensation Table in the column marked "Salary."

           During 1996, the Company entered into employment agreements with most of its executive officers, including Messrs. Lavelle, Townley and Kyle. The agreements with Messrs. Lavelle, Townley and Kyle provide for termination benefits, consisting of monthly base salary, incentive compensation and COBRA payments, to be paid for an eighteen-month period following termination of their employment without cause. Their agreements also provide for the payment of a benefit consisting of one year of base salary and incentive compensation in the event their employment is terminated within one year following a "change in control" of the Company. Generally, a "change in control" means an acquisition by any person of 40% or more of the outstanding voting securities of the Company, a merger or consolidation where majority ownership of the Company is changed, a liquidation or dissolution of the Company, or a sale of substantially all of the Company's assets. The agreements also provide for the payment of certain benefits in the event employment is terminated as a result of death or disability. These employment agreements include covenants on the part of the executive to keep Company information confidential during and after the executive's employment, and not to compete with the Company's business during the executive's employment and for a period extending eighteen months following termination of the executive's employment.

           The Company has a Retirement Savings Plan that is funded by the participants' salary reduction contributions. All employees of the Company are eligible to participate in the plan upon joining the Company. The plan is intended to permit any eligible employee who wishes to participate to contribute up to 15% of the employee's compensation on a before-tax basis under Section 401(k) of the Internal Revenue Code, subject to certain limitations. The plan provides for discretionary Company matching contributions which are to be made in proportion to each employee's contribution as well as discretionary Company profit-sharing contributions, subject to certain limitations. Discretionary Company matching contributions and profit-sharing contributions vest based upon the employee's length of service and are payable upon an employee's retirement, death, disability or termination of employment or, under specified circumstances, upon an employee's immediate and heavy financial emergency. Contributions are invested, in such proportions as the employee may elect, in Common Stock of the Company or in any of nine mutual investment funds. In 1996, the Company made no discretionary profit-sharing contributions to the plan. The Summary Compensation Table shows the value of Company matching contributions made to the plan for the named executive officers in the column marked "All Other Compensation."

           Under the Company's Employee Stock Purchase Plan, all employees of the Company may elect to designate up to 10% of gross compensation to be withheld by the Company and invested in shares of the Company's Common Stock through open-market purchases made by a bank custodian. The Company contributes 15% of the price of the Company shares acquired and also pays brokerage fees and other expenses of the plan. Shares purchased under the plan are distributed to employees quarterly. During 1996, Messrs. Macaleer, Cadwell, Lavelle, Townley and Kyle were eligible to participate in the Company's Employee Stock Purchase Plan under the same terms and conditions as all other employees of the Company. Amounts contributed by the Company towards the purchase of Common Stock of the Company for the named executive officers under the Employee Stock Purchase Plan are included in the column marked "Salary" in the Summary Compensation Table.

           In addition to the director stock option plan mentioned above, the Company currently maintains the following plans under which stock options and restricted stock may be granted and awarded: the 1988 Incentive Stock Option and Non-Qualified Stock Option Plan, the 1990 Non-Qualified Stock Option and Restricted Stock Plan and the 1994 Non-Qualified Stock Option and Restricted Stock Plan. Depending upon the plan, options may not have a term exceeding ten or twenty years. Restricted stock awards are subject to vesting schedules.

           Certain outstanding stock option agreements between the Company and each of its executive officers ("Optionees"), generally provide that if the Company terminates Optionee's employment, or there is a "material adverse change in the conditions of Optionee's employment with the Company" (as defined below), within two (2) years after a "change in control" (as defined above) of the Company, then the unvested portion of the stock option will become fully vested and immediately exercisable upon the date of such termination or material change; provided that no more than 40,000 options will be so accelerated without the approval of the Stock Option Committee of the Board at the time of the Change in Control. A "material adverse change in the conditions of Optionee's employment with the Company" generally means a reduction in compensation, duties, responsibilities or authority of Optionee or a significant change in work location.

           The following summary table details for the named executive officers stock options granted in 1996 and the potential realizable values for the respective options granted based on assumed rates of annual compound stock appreciation of 5% and 10% computed from the date the options were granted over the full option term.

                                                 Option Grants in Last Fiscal Year

                                                                                            Potential Realizable Value
                                                                                            at Assumed Annual Rates of
                                                                                             Stock Price Appreciation
                                               Individual Grants                                  for Option Term
                            -----------------------------------------------------------     --------------------------
                            Number of          % of Total
                            Securities         Options
                            Underlying         Granted to        Exercise
                            Options            Employees         Price       Expiration
            Name            Granted            in Fiscal Year    ($/Sh)      Date               5%           10%
---------------------       --------           --------------    -----       ----------      ---------    ---------
         Mr. Macaleer         -                     -            $  -            -            $  -        $  -
         Mr. Cadwell          -                     -               -            -               -           -
         Mr. Lavelle       10,000(1)                2.50%           45.375    11/13/06        285,361       723,161
         Mr. Townley        5,000(1)                1.25%           45.375    11/13/06        142,680       361,580
         Mr. Kyle           5,000(1)                1.25%           45.375    11/13/06        142,680       361,580

         (1) The options become exercisable in 20% increments on November 13, 1997, 1998, 1999, 2000 and 2001.

           The following summary table details stock option exercises for the named executive officers during 1996, including the aggregate value of gains on the date of exercise. In addition, this table includes the number of shares covered by both exercisable and unexercisable stock options as of December 31, 1996. Also reported are the values for "in-the-money" options which represent the positive spread between the exercise price of any such existing stock options and the year-end fair market value of the Company's Common Stock.

              Aggregated Option Exercises in the Last Fiscal Year
                           and F-Y End Option Values

                                                                      Number of Securities            Value of Unexercised
                                                                     Underlying Unexercised               In-the-Money
                                                                       Options at FY-End                Options at FY-End
                            Shares Acquired                       ---------------------------       --------------------------
           Name              on Exercise     Value Realized       Exercisable   Unexercisable       Exercisable  Unexercisable
           ----             ---------------  --------------       -----------   -------------       -----------  -------------
         Mr. Macaleer            -              $    -                -               -              $     -      $    -
         Mr. Cadwell             -                   -              69,500        210,000              2,362,250   4,971,250
         Mr. Lavelle             -                   -              25,103         65,104                854,246   1,150,528
         Mr. Townley            1,250               55,781            -            57,750                  -         953,437
         Mr. Kyle              11,248              442,261           6,248         57,500                212,270   1,047,500


Performance Graph Analysis

           Set forth below is a line graph comparing the cumulative total stockholder return on the Company's Common Stock, based on the market price of the Common Stock and assuming reinvestment of dividends, with the cumulative total return of companies in the S&P 500 Index and the S&P Industry Group index for Computers (Software & Services).

                            Comparison of Five-Year
                          Cumulative Total Return(1)
          Among Shared Medical Systems Corporation, S&P 500 Index and
                S&P Computers (Software and Services) Index(2)




                             [Graph Appears Here]




                    1991      1992     1993     1994       1995         1996
Shared Medical
 Systems Cor-
 poration          $100.00   $109.07  $125.63  $170.56    $288.85      $265.49
S&P 500 Index       100.00    107.62   118.46   120.03     165.13       203.05
S&P Computers       100.00    118.43   151.15   178.67     251.10       390.36
(Software &
 Services) Index

---------------------
(1) Assumes $100 invested on December 31, 1991 in Shared Medical Systems Corporation Common Stock, the S&P 500 Index and the S&P Computers (Software & Services) Index.
(2)  Shared Medical Systems Corporation
     S&P 500 Index
     S&P Computers (Software & Services) Index

                    AMENDMENT TO CERTIFICATE OF INCORPORATION

Proposed Amendment

           On February 14, 1997, the Board of Directors unanimously proposed an amendment (the "Amendment") to the Certificate of Incorporation of the Company that would increase the number of authorized shares of Common Stock, par value $.01 per share, from 60,000,000 to 120,000,000 shares. At the meeting, the stockholders will be asked to approve the Amendment. Under the proposed Amendment, the first paragraph of Article FOURTH of the Company's Restated Certificate of Incorporation would be amended to read in full as follows:

           "FOURTH: The total number of shares of stock which the Corporation shall have the authority to issue is 121,000,000 shares, divided into 1,000,000 shares of Preferred Stock, each of which shall have the par value of $.10 per share, and 120,000,000 shares of Common Stock, each of which shall have the par value of $.01 per share."

           As of March 14, 1997, of the 60,000,000 shares of Common Stock now authorized to be issued under the Certificate of Incorporation, 28,922,664 were issued (of which 24,863,992 were outstanding) and 3,548,996 shares were reserved for issuance under the Company's stock option and restricted stock plans. The Amendment will not affect the number of shares of preferred stock authorized, which is 1,000,000 shares of preferred stock, par value $.10 per share.

Purposes and Effects of Amendment

           The Board believes that the proposed increase in authorized shares is desirable because it will provide the Company with more flexibility to issue shares of Common Stock as the need may arise without the expense and delay of a special stockholders' meeting, unless stockholder action is required by applicable law or under the rules of the NASDAQ Stock Market or any exchange on which the Company's Common Stock may then be listed. Such shares could be issued by the Board of Directors for proper corporate purposes, including in connection with possible future stock dividends or stock splits, equity financings, strategic investments or acquisitions, and grants of additional options or other equity incentives to the Company's employees. Except for issuances under the existing stock plans, the Board of Directors has no present plans or commitments with respect to the issuance of the proposed additional authorized shares of Common Stock.

           Each additional share of Common Stock authorized by the proposed Amendment will have the same rights and privileges as each share of Common Stock currently authorized. Stockholders will have no statutory preemptive rights to receive or purchase any of the Common Stock authorized by the proposed Amendment. The increase in authorized Common Stock will not have any immediate effect on the rights of existing stockholders. To the extent that the additional authorized shares are issued in the future, they will decrease the existing stockholders' percentage equity ownership and, depending on the price at which they are issued, could be dilutive to the existing stockholders.

           The increase in the authorized shares of Common Stock could have an anti-takeover effect. Shares of authorized and unissued Common Stock could (within the limits imposed by applicable law) be issued in one or more transactions that would make a takeover of the Company more difficult, and therefore less likely. Any such issuance of additional stock could have the effect of diluting the earnings per share and book value per share of outstanding shares of Common Stock, and such additional shares could be used to dilute the stock ownership or voting rights of persons seeking to obtain control of the Company.

Other Considerations

           The Company has previously adopted certain measures which have an anti-takeover effect. In 1991, the Board of Directors adopted a Stockholders Rights Plan under which the Company has distributed to its stockholders rights to purchase capital stock of the Company ("Rights") at the rate of one Right for each share of outstanding Common Stock. Each Right initially enables its holder, upon the occurrence of certain events, to purchase 1/1000th of a share of Series A Participating Preferred Stock of the Company at a price of $80. The Right will convert into a right to purchase Common Stock (or in certain circumstances, cash, property or other securities of the Company) of the Company, or under certain circumstances, of another company, having a value equal to $160. The Rights will be exercisable if, with certain limitations and exceptions, someone launches a tender offer to acquire, or actually acquires, 15% or more of the Company's outstanding Common Stock or is designated an "Adverse Person" by the Board of Directors. The Stockholders Rights Plan is designed to deter coercive or unfair takeover tactics that could deprive stockholders of an opportunity to realize the full value of their shares. The Stockholder Rights Plan may have a more general anti-takeover effect by discouraging the accumulation of Common Stock by potential acquirers of the Company.

           The 1,000,000 shares of Preferred Stock which the Company is authorized to issue may be issued by the Board of Directors, without further action or authorization by the Company's stockholders (unless specifically required by applicable laws and regulations), in more than one series, and generally may have such designations, preferences and relative rights, qualifications and limitations as the Board of Directors may fix by resolution at the time of issuance. In the event that the Board of Directors did not approve of an attempt to gain control of the Company, it might be possible for the Board of Directors to issue a series of Preferred Stock with rights and preferences which would impede the completion of such a transaction. The Board of Directors does not intend to issue any Preferred Stock except on terms which it deems to be in the best interest of its stockholders, and the Company has no plans, arrangements, commitments or understandings to issue shares of Preferred Stock.

           In 1986 the Company adopted, with stockholder approval, two amendments to the Company's Certificate of Incorporation. The first increased to 75% the stockholder vote required to effect mergers, consolidations, sales of assets, liquidations and certain other transactions involving any person who is the beneficial owner of 15% or more of the Company's voting stock, with certain exceptions, unless the proposed transaction satisfies at least one of the following conditions: (i) compliance with certain fair price criteria and procedural requirements; or (ii) approval by a majority of the "Continuing Directors." The amendment was intended to prevent certain potential inequities of two-tier transactions in which higher prices are often offered in the first stage of the transaction than are offered to the public stockholders remaining at the second stage, and may discourage takeover attempts by persons intending to acquire the Company in such a manner, but should not have an effect on proposed transactions with equal treatment for all stockholders. The 75% voting requirement could allow a minority of stockholders to prevent the consummation of a transaction, notwithstanding the fact that a majority of stockholders may be in favor of it. The second amendment provides that stockholder action may be taken only at a meeting. Because under the Company's By-laws stockholders cannot call a special meeting, the amendment may make it more difficult for stockholders to take action opposed by the Board of Directors, which may deter persons from seeking to acquire substantial stock positions in, or control of, the Company.

           In 1992, the Company adopted, with stockholder approval, an amendment to the Company's Certificate of Incorporation eliminating cumulative voting in the election of directors, and the Board of Directors adopted a By-law provision requiring a stockholder seeking to nominate one or more directors to give the Company's Secretary written notice of such intention at least 45 days prior to the date of the meeting at which directors are to be elected. The Certificate of Incorporation amendment may deter takeovers by discouraging the accumulation of large minority stockholdings (as a prelude to a takeover) by persons who would not make the acquisition without being assured of representation on the Board of Directors. The By-law provision may make takeovers more difficult by giving the Board of Directors greater advance notice of a potential proxy fight.

Stockholder Approval

           The affirmative vote of the holders of a majority of the outstanding shares of Common Stock is required for approval of the proposed Amendment. Thus the effect of an abstention or Specified

Non-Vote is the same as that of a vote against the proposal. If the proposed Amendment is approved by the stockholders, it will become effective upon filing and recording of a Certificate of Amendment as required by the Delaware General Corporation Law.

           THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR APPROVAL OF THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION.
     ---
                                  ACCOUNTANTS

           The firm of Arthur Andersen LLP served as the Company's independent public accountants for 1996. In accordance with past Company practice, the Company has not yet selected its independent public accountants for 1997. A representative of Arthur Andersen LLP is expected to be present at the Annual Meeting of Stockholders and will be available to respond to appropriate questions. He will also have the opportunity to make a statement if he desires to do so.

                          ANNUAL REPORT ON FORM 10-K

           Upon the written request of any beneficial owner, as of March 14, 1997, of the Company's Common Stock, the Company will provide, without charge, a copy of its Annual Report on Form 10-K (including financial statements and schedules) for the year ended December 31, 1996. A list of the exhibits to such Annual Report will also be provided, and copies of such exhibits will be furnished upon request and payment of a reasonable fee. Requests should be directed to Terrence W. Kyle, Vice President of Finance, Shared Medical Systems Corporation, 51 Valley Stream Parkway, Malvern, Pennsylvania 19355.

                             STOCKHOLDER PROPOSALS

           Under Securities and Exchange Commission rules, certain stockholder proposals may be included in the Company's proxy statement. Any stockholder desiring to have such a proposal included in the Company's proxy statement for the annual meeting to be held in 1998 must cause a proposal in full compliance with Rule 14a-8 under the Securities Exchange Act of 1934 to be received at the Company's executive offices not later than December 4, 1997.

                                 OTHER MATTERS

           Management of the Company knows of no matters other than those discussed herein which will be brought before the meeting by any person. If, however, any such matter shall properly come before the meeting, the persons named in the enclosed proxy will vote the same in accordance with their best judgment.

           All expenses in connection with the solicitation of proxies, including the cost of preparing, printing and mailing the Notice of Annual Meeting, this Proxy Statement and the proxy will be borne by the Company. Employees of the Company may solicit proxies by personal interview, mail, telephone, facsimile transmission and telegraph. The Company will reimburse brokers and other persons holding stock in their names or in the names of nominees for their expenses in forwarding proxies and proxy materials to beneficial owners of the shares.

                                          By Order of the Board of Directors



                                          James C. Kelly

                                          Secretary

--------------------------------------------------------------------------------

       This Proxy is Solicited By The Board of Directors Of The Company

                      SHARED MEDICAL SYSTEMS CORPORATION

 P                 PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

 R                                May 9, 1997

 O        The undersigned hereby appoints R. James Macaleer and James C. Kelly, or each of them, as Proxies, each with full power of substitution and
 X revocation, to attend the Annual Meeting of Stockholders of Shared Medical Systems Corporation on May 9, 1997 and any adjournment thereof, and thereat
 Y to vote all shares which the undersigned would be entitled to vote if personally present upon the matters as set forth in the Notice of Annual Meeting and Proxy Statement and, in their discretion, upon any other matters which may properly come before the meeting.

                                      (Continued and to be signed on other side)

--------------------------------------------------------------------------------
                             FOLD AND DETACH HERE

                                                              Please mark
                                                              your vote as  [X]
                                                              indicated in
                                                              this example



--------------------------------------------------------------------------------



1. Election of Directors

To withhold authority to vote for one or more but less than all of the seven nominees named in the Proxy Statement (Messrs. Maceleer, Denworth, DeTurk, Weston, Rubin and Cadwell and Dr. Wilensky), please list the name(s) of the nominee(s) for whom authority is withheld:

        FOR all         AUTHORITY
       nominees          WITHHELD

          [_]              [_]


 -------------------------------------------------------------


--------------------------------------------------------------------------------
    A vote FOR is recommended by the Board of Directors:
--------------------------------------------------------------------------------

        2. Approval of Amendment to the Certificate of Incorporation

                FOR       AGAINST        ABSTAIN

                [_]         [_]            [_]



--------------------------------------------------------------------------------

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE SEVEN NOMINEES LISTED IN ITEM 1 AND FOR APPROVAL OF THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION REFERRED TO IN ITEM 2.







Signature                        Signature                         Date
         ------------------------         -------------------------    ---------
NOTE: (Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such).
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
                           . FOLD AND DETACH HERE .